EXHIBIT 99.05

Hampshire International Business Park Chineham Basingstoke Hampshire RG24 8EP United Kingdom Tel +44 (0)1256 894000 Fax +44 (0)1256 894708 www.shire.com

Press Release

Notification of major interests in shares

28 February 2007

1. Identity of the issuer or the underlying issuer of existing shares to which voting rights are attached:

Shire plc

2. Reason for the notification	State Yes/No
An acquisition or disposal of voting rights	Yes
An acquisition or disposal of financial instruments which may result in the acquisition of shares already issued to which voting rights are attached
An event changing the breakdown of voting rights
Other (please specify): New Exemptions DTR 5.1.3 (4) and 5.1.5 (1)	Yes

3. Full name of person(s) subject to the notification obligation:	The Goldman Sachs Group, Inc.
4. Full name of shareholder(s) (if different from 3.):	Goldman, Sachs & Co., Goldman Sachs Financial Markets
L.P & SLK-Hull Derivatives L.L.C.
5. Date of the transaction (and date on which the threshold is crossed or reached if different):	23 February 2007
6. Date on which issuer notified:	27 February 2007
7. Threshold(s) that is/are crossed or reached:	3%
8. Notified details:

A: Voting rights attached to shares

Class/type of shares if possible using the ISIN CODE	Situation previous to the Triggering transaction		Resulting situation after the triggering transaction
	Number of Shares	Number of Voting Rights	Number of shares	Number of voting rights		% of voting rights
			Direct	Direct	Indirect	Direct	Indirect

Registered in England 2883758 Registered Office as above

GB00B0KQX869	Below 3%	6,060	3,562,410	0.00%	0.70%
US82481R1068	Below 3%	465,027 (ADR=155009)	11,880,360 (ADR=3960120)	0.09%	2.34%

B: Financial Instruments

Resulting situation after the triggering transaction

Type of financial instrument	Expiration date	Exercise/Conversion Period/ Date	Number of voting rights that may be acquired if the instrument is exercised/converted	% of voting rights

Total (A+B)
Number of voting rights	% of voting rights
15,913,857	3.13%

9. Chain of controlled undertakings through which the voting rights and/or the financial instruments are effectively held, if applicable:

The interest in 6,060 shares arose from a beneficial interest held by Goldman, Sachs & Co. (“GS&Co.”), a direct subsidiary of GS Inc. These shares are, or will be, registered in the name of Goldman Sachs Securities (Nominees), Limited (“GSSN”).
The interest in 3,562,410 shares arose from an interest held by Goldman, Sachs & Co., a wholly-owned direct subsidiary of GS Inc, acting as custodian for its customers. These shares are, or will be, registered in the name of GSSN.
The interest in 30,993 shares arose from a beneficial interest held by GS&Co. a direct subsidiary of GS Inc. of 10,331 American Depositary Receipts (“ADRs”). These ADRs are, or will be, held at the Depositary Trust Company of New York (“DTC”).
The interest in 11,834,691 shares arose from the interest held by GS&Co., a wholly-owned direct subsidiary of GS Inc, acting as custodian for its customers, of 3,944,897 ADRs. These ADRs are, or will be, held at DTC.
The interest in 45,669 shares arose from the interest held by GS&Co., a wholly-owned direct subsidiary of GS Inc, acting as discretionary manager, of 15,223 ADRs. These ADRs are, or will be, held at DTC.
The interest in 63,495 shares arose from a beneficial interest held by Goldman Sachs Financial Markets L.P. of 21,165 ADRs. These ADRs are, or will be, held at DTC.
The interest in 370,539 shares arose from a beneficial interest held by SLK-Hull Derivatives L.L.C. of 123,513 ADRs. These ADRs are, or will be, held at DTC.

Proxy Voting:

10. Name of the proxy holder:	N/A
11. Number of voting rights proxy holder will cease to hold:	N/A
12. Date on which proxy holder will cease to hold voting rights:	N/A

Registered in England 2883758 Registered Office as above

13. Additional information:
14. Contact name:	Joanne Wall
15. Contact telephone number:	020 7051 1704

Contact at Shire plc: Vivienne Hemming, Deputy Company Secretary, 01256 894276

For further information please contact:

Investor Relations	Cléa Rosenfeld (Rest of the World)	+44 1256 894 160
	Eric Rojas (North America)	+1 484 595 8252

Notes to editors

SHIRE PLC

Shire’s strategic goal is to become the leading specialty pharmaceutical company that focuses on meeting the needs of the specialist physician. Shire focuses its business on attention deficit and hyperactivity disorder (ADHD), human genetic therapies (HGT), gastrointestinal (GI) and renal diseases. The structure is sufficiently flexible to allow Shire to target new therapeutic areas to the extent opportunities arise through acquisitions. Shire believes that a carefully selected portfolio of products with a strategically aligned and relatively small-scale sales force will deliver strong results.

Shire’s focused strategy is to develop and market products for specialty physicians. Shire’s in-licensing, merger and acquisition efforts are focused on products in niche markets with strong intellectual property protection either in the US or Europe.

For further information on Shire, please visit the Company’s website: www.shire.com.

Registered in England 2883758 Registered Office as above